 EX‑35.4

(logo) ncb National Cooperative Bank	2011 Crystal Drive Suite, 8oo Arlington, VA 22202

FORM OF ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

Wells Fargo Commercial Mortgage Trust 2016-LC24, Commercial Mortgage Pass-Through Certificates, Series 2016-LC24 (the “Trust”)

I, Karyn Mann, on behalf of National Cooperative Bank, N.A., as NCB Special Servicer (the “Certifying Servicer”), certify to Wells Fargo Commercial Mortgage Securities, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the preceding calendar year between January 1, 2016 and December 31, 2016 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2. To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Date: February 6, 2017

National Cooperative Bank, N.A.,

as NCB Special Servicer

By: /s/ Karyn Mann

Name: Karyn Mann

Title: Senior Vice President